Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of July 11, 2023, by Aceragen, Inc., a Delaware corporation (“Aceragen” and together with any additional obligors joined as parties hereto, collectively, “Grantor”), and NovaQuest Co-Investment Fund XV, L.P., a Delaware limited partnership (“Secured Party”).

PRELIMINARY STATEMENT

Grantor and Secured Party have entered into a Bridge Funding Agreement, dated as of the date hereof (the “Funding Agreement”), pursuant to which Secured Party has agreed to provide certain funding for Grantor to, among other authorized uses of funds, enter into and complete an ABC Proceeding (as defined in the Funding Agreement), as set forth in and subject to the terms of the Funding Agreement, in exchange for the rights and Aceragen’s covenants and other obligations set forth in the Funding Agreement;

Grantor is entering into this Security Agreement in order to induce Secured Party to enter into and provide funding to Grantor under the Funding Agreement.

ACCORDINGLY, Grantor and Secured Party hereby agree as follows:

Article I

DEFINITIONS

1.1              Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC, and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof.

1.2              Terms Defined in the Funding Agreement. All capitalized terms used herein and not otherwise defined herein or in the UCC shall have the meanings assigned to such terms in the Funding Agreement.

1.3              Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and the Preliminary Statement, the following terms shall have the following meanings:

“Article” means a numbered article of this Security Agreement, unless another document or statute is specifically referenced.

“Collateral” shall have the meaning set forth in Article II.

“Control” shall have the meaning set forth in Section 9-104 or 9-106 of Article 9 of the UCC, as applicable.

“Copyright Security Agreement” shall mean an agreement substantially in the form of the agreement attached hereto as Exhibit IV.

“Copyrights” means, with respect to Grantor, all of Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, claims and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements or violations of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Person now or hereafter has any right, title or interest.

“Event of Default” is defined in Section 5.1.

“Excluded Accounts” means (a) any trust account, (b) any payroll account or payroll taxes account, (c) any employee wage and benefit accounts, (d) any deposit account or securities account established or currently maintained for the sole purpose of holding cash or cash equivalents that serve as collateral or security under any letter of credit or other obligation not prohibited by the Funding Agreement and (e) withholding tax and fiduciary accounts.

“Excluded Assets” means (a) Excluded Accounts, (b) any lease, License or other agreement or any goods or other property subject to a purchase money security interest or capitalized lease obligation, to the extent that a grant of a security interest therein would violate or invalidate such lease, License, capital lease or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than Grantor), in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition, provided that in the event of the termination or elimination of any such prohibition or restriction, a security interest shall be automatically and simultaneously granted under this Security Agreement and such leases, Licenses, other agreements, goods or other property shall be included as Collateral, and (c) any applications for trademarks or service marks filed in the United States Patent and Trademark Office, or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the United States Patent and Trademark Office pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d).

“Insolvency Event” means, in relation to an entity that: (a) such entity shall make an assignment for the benefit of creditors; (b) such entity shall file a voluntary petition in bankruptcy; (c) such entity shall file any petition, answer, or document seeking for itself any reorganization, arrangement, examinership, administration, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; (d) such entity shall seek or consent to or acquiesce in the appointment of any trustee, receiver, examiner, administrator or liquidator of such entity or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of such entity; (e) such entity or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (a) through (e); (f) (i) sixty (60) days shall have expired after the commencement of an involuntary action against such entity seeking reorganization, arrangement, composition, receivership, examinership, administration, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of such entity being stayed, (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed, (iii) such entity shall file any answer admitting or not contesting the material allegations of a petition filed against such entity in any such proceedings, (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings, or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of such entity of any trustee, receiver, administrator, examiner or liquidator of such entity or of all or any substantial part of the properties of such entity without such appointment being vacated; or (g) such entity is dissolved (other than pursuant to a consolidation, amalgamation or merger or a voluntary liquidation or dissolution of an entity into another Grantor); provided, however, that the appointment of the ABC Assignee and any filing made in connection with an ABC Proceeding in compliance with the Funding Agreement shall not constitute an Insolvency Event for purposes of Section 5.1(i) hereof.

“Intellectual Property” means, with respect to Grantor, the collective reference to all rights, priorities and privileges relating to all Patents, Trademarks, Copyrights, Domain Names, trade secrets, Licenses and any other intellectual property, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom, including, without limitation, license fees, royalties, income payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Licenses” means (a) any and all licenses, agreements or similar arrangements providing for the grant to or from a Grantor of any right in and to Patents, Copyrights, or Trademarks or other Intellectual Property, and (b) all rights to sue for past, present, and future breaches thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of the agreement attached hereto as Exhibit II.

“Patents” means, with respect to Grantor, all of Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Permitted Encumbrances” means (a) liens, charges or encumbrances for taxes, assessments or governmental charges or claims which are not yet due and payable, (b) statutory liens of landlords, carriers, warehousemen, mechanics and materialmen and (c) other liens imposed in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security.

“Schedule” refers to a specific schedule to this Security Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Security Agreement, unless another document or statute is specifically referenced.

“Secured Obligations” means all obligations of Grantor now or hereafter owing to Secured Party under the Funding Agreement and this Security Agreement.

“Supplement to Security Agreement” means a supplement to this Security Agreement in the form of Exhibit I (with such modifications as shall be reasonably acceptable to Secured Party).

“Termination Date” shall have the meaning set forth in Section 7.11.

“Trademark Security Agreement” shall mean an agreement substantially in the form of the agreement attached hereto as Exhibit III.

“Trademarks” means, with respect to Grantor, all of Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade styles, trade dress and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any Applicable Law, any of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

Section 11.13 of the Funding Agreement shall apply to this Security Agreement as if set out herein in full, mutatis mutandis.

Article II

GRANT OF SECURITY INTEREST

For value received and to secure the prompt and complete payment and performance of the Secured Obligations, Grantor hereby reaffirms, pledges and grants to Secured Party a continuing security interest in and lien upon all of Grantor’s right, title and interest, wherever located and whether now owned or at any time hereafter created or acquired, in and to all the following property (the “Collateral”):

(a)            Accounts;

(b)            Equipment, including, without limitation, the office equipment in the Exton, PA office (cubicles, decks, chairs, monitors, printers, phones, computers, etc.);

(c)            Inventory, including, without limitation, the following Inventory:

(Details pending)

ACG-801 Inventory

rhAC Finished Vials	Lot Number	Total Vials
GMP1	B22060065	171 vials
GMP2	B22100105	1690 vials
	Total	1861 vials

ACG-701 inventory

250 65-count bottles of finished product (active)

250 65-count bottles of finished product (placebo)

580kg of API

(d)           Goods;

(e)           Fixtures;

(f)            Cash and currency, Deposit Accounts and Securities Accounts;

(g)           Chattel Paper;

(h)           Instruments;

(i)            Documents;

(j)            Letters of credit and Letter-of-Credit Rights;

(k)           Contract rights, including, without limitation, the DTRA agreement for melioidosis clinical development;

(l)            General Intangibles (including, without limitation, all Intellectual Property) and goodwill;

(m)          Commercial Tort Claims now or hereafter described in Schedule F;

(n)           Supporting Obligations; and

(o)            all proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, programs, printouts and other computer materials and records related thereto;

provided that Collateral shall exclude Excluded Assets.

Article III

REPRESENTATIONS AND WARRANTIES

Grantor represents and warrants to Secured Party that:

3.1           Title, Authorization, Validity and Enforceability. Grantor has good and valid rights in and the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Encumbrances, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to Secured Party the security interest in such Collateral pursuant hereto. The execution and delivery by Grantor of this Security Agreement (or any supplement hereto) and the performance of its obligations hereunder have been duly authorized by proper corporate, limited liability company or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of Grantor and creates a security interest which is enforceable against Grantor in all of its right, title and interest in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights and remedies and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against Grantor in the locations listed in Schedule C, Secured Party will have a fully perfected first priority security interest in the Collateral owned by Grantor to the extent that a security interest may be perfected by filing of a financing statement under UCC, free and clear of all liens except for Permitted Encumbrances.

3.2            Conflicting Laws and Contracts. Neither the execution and delivery by Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (i) violate the charter, by-laws, operating agreement or other organizational documents of Grantor, (ii) violate any Applicable Law or regulation or any order of any Governmental Authority except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) violate in any material respect or result in a default under any material indenture, material agreement or other material instrument binding upon Grantor or its assets (including, without limitation, the Material Contracts), or give rise to a right thereunder to require any payment to be made by Grantor, or (iv) result in the creation or imposition of any Encumbrance on any asset of Grantor, other than Encumbrances created under this Security Agreement or the Funding Agreement.

3.3            Principal Location. Grantor’s location of its chief executive office is disclosed in Schedule A.

3.4            No Other Names; Etc. Grantor has not conducted business under any other name, changed its jurisdiction of organization, merged with or into, or consolidated with any other Person, except as disclosed on Schedule A. The name in which Grantor has executed this Security Agreement (or any Supplement to Security Agreement, as applicable) is the exact name as it appears in Grantor’s organizational documents, as amended, as filed with Grantor’s jurisdiction of organization.

3.5           Filing Requirements. None of the Collateral owned by Grantor is of a type for which security interests or liens may be perfected by filing under any U.S. federal statute, except for Patents, Trademarks and Copyrights held by Grantor and described in Schedule B.

3.6           No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming Grantor as debtor has been filed or is of record in any jurisdiction, except financing statements (i) naming Secured Party as the secured party and (ii) in respect of the Permitted Encumbrances.

3.7          Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. Grantor’s federal employer identification number is, and if Grantor is a registered organization, Grantor’s state of organization, type of organization and state of organization identification number (if any) are, listed in Schedule D.

3.8            Intellectual Property. Schedule B contains a complete and accurate listing of all (A) applications and registrations for Intellectual Property owned by Grantor, including, but not limited to, the following: (i) state and U.S. trademark registrations and applications for trademark registration, (ii) U.S. patents and patent applications, (iii) U.S. copyright registrations and applications for registration, and (iv) Domain Names and (B) Product IP Agreements for all forms of Intellectual Property described in clauses (A)(i)-(iii) above that are owned by a third party and licensed to Grantor or otherwise used by Grantor under contract that are material to the business of Grantor other than off-the-shelf software and software subject to shrink-wrap, click-wrap and other generally commercially available licenses.

3.9            Deposit and Securities Accounts. Schedule E contains a list of all Deposit Accounts and Securities Accounts of Grantor, including the name of the financial institution at which such account is maintained and the account number of such account. No deposit account control agreements or securities account control agreements exist with respect to any of Grantor’s Deposit Accounts or Securities Accounts. Without limiting the generality of the foregoing, within thirty (30) days after the date of this Agreement, Grantor shall deliver to Secured Party for each Deposit Account and Securities Account set forth on Schedule E (other than an Excluded Account) a duly executed control agreement in favor of Secured Party in form and substance reasonably satisfactory to Secured Party. In addition, within thirty (30) days after Grantor opens or acquires any Deposit Account or Securities Account (other than an Excluded Account), Grantor shall deliver to Secured Party for each such new Deposit Account or Securities Account a duly executed control agreement in favor of Secured Party in form and substance reasonably satisfactory to Secured Party.

3.10          Commercial Tort Claims. All of Grantor’s Commercial Tort Claims having a value reasonably believed by Grantor to be, individually or in the aggregate, in excess of $1,000,000 (as determined by Grantor in good faith) belonging to Grantor are listed on Schedule F (such Schedule to be supplemented from time to time in accordance with Section 4.3).

Article IV

COVENANTS

Grantor, from and after the date hereof until the Termination Date, agrees:

4.1            General.

(a)            Financing Statements and Other Actions; Defense of Title. Grantor hereby authorizes Secured Party to file, and if requested will execute and deliver to Secured Party, all financing statements describing the Collateral owned by Grantor and other documents and take such other actions as may from time to time reasonably be requested by Secured Party in order to maintain a perfected security interest in the Collateral owned by Grantor. Such financing statements may describe the Collateral as all assets of Grantor or may contain an indication or description of collateral that describes such property in any other manner as Secured Party may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Secured Party herein. In the event the security interest of Secured Party in any Collateral owned by Grantor may be perfected by Control, at the request of Secured Party, Grantor shall deliver to Secured Party an agreement satisfactory to Secured Party in order for it to obtain and maintain Control of such Collateral. At least ten (10) Business Days prior to opening any new Deposit Account or Securities Account, Grantor shall provide written notice thereof to Secured Party, such notice to include the name, location, intended purpose and anticipated balance of funds to be held in such Deposit Account or Securities Account.

(b)            Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Grantor will (i) preserve its existence and organizational structure as in effect on the Effective Date (or as of the date such Person becomes a Grantor hereunder), except as otherwise permitted under the Funding Agreement; and (ii) at least thirty (30) days (or such later date as may be agreed to by Secured Party in its sole discretion) before Grantor makes any change after the Effective Date in its (A) legal name or (B) organizational structure, including its jurisdiction of organization, provide written 0notice to Secured Party of such action, clearly describing such change and providing such other information in connection therewith as Secured Party may reasonably request.

(c)            Other Financing Statements. Prior to the Termination Date, Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of Secured Party, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC.

(d)            Disposition of Collateral. Grantor shall not sell, lease or otherwise dispose, discount or factor, with or without recourse, any Collateral except as permitted by the Funding Agreement.

4.2            Intellectual Property. If, after the date hereof, Grantor obtains ownership rights to, including, but not limited to, filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of (other than applications for Trademarks filed in the United States Patent and Trademark Office, or any successor office thereto pursuant to 15 U.S.C. §1051 Section 1(b)), any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Schedule B, in each case that constitutes Collateral, then Grantor shall give Secured Party written notice as part of each Quarterly Report delivered to Secured Party under the Funding Agreement. Grantor agrees to execute and deliver to Secured Party, or record with the applicable office or registry, within thirty (30) days (or such later date as may be agreed to by Secured Party) of delivery of the applicable Quarterly Report, any supplement to this Security Agreement, any Copyright Security Agreement, any Patent Security Agreement, any Trademark Security Agreement and any other document reasonably requested by Secured Party to evidence Secured Party’s security interest in such new application or registration (to the extent Grantor has an obligation to perfect a security interest or lien in such Collateral hereunder) in a form appropriate for recording in the applicable federal office. Grantor also hereby authorizes Secured Party to modify this Security Agreement unilaterally (i) by amending Schedule B to include any future Patents, Trademarks and/or Copyrights of which Secured Party receives notification from Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Schedule B a description of such future Patents, Trademarks and/or Copyrights.

4.3            Commercial Tort Claims. If, after the date hereof, Grantor identifies the existence of a Commercial Tort Claim constituting Collateral having a value reasonably believed by Grantor to be, individually or in the aggregate, in excess of $1,000,000 (as determined by Grantor in good faith) belonging to Grantor that has arisen in the course of Grantor’s business in addition to the Commercial Tort Claims then described in Schedule F, then Grantor shall promptly provide Secured Party with an amended or supplemented Schedule F to reflect such additional Commercial Tort Claims, but in any event not less frequently than quarterly. Grantor agrees to execute and deliver to Secured Party any other document reasonably requested by Secured Party to evidence the grant of a security interest therein in favor of Secured Party.

4.4            Further Assurances. Grantor agrees that from time to time Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Secured Party may reasonably request, in order to perfect and protect the security interests granted hereby, to create, perfect or protect the security interests purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral; provided that, (i) no action will be required of Grantor to the extent such action would (A) result in (1) a breach of Applicable Laws relating to corporate benefit, financial assistance, fraudulent preference, related or connected persons transactions, thin capitalization, capital maintenance or other Applicable Laws, or (2) any material risk to the officers of Grantor of breach of fiduciary duties or civil or criminal liability, (B) result in costs that are materially disproportionate to the benefit obtained by Secured Party by reference to the costs of creating or perfecting such security interests versus the value of the assets being secured (as reasonably determined by Secured Party), or (C) impose an undue administration burden on, or material inconvenience to the ordinary course of operations of, Grantor of such security interest, in each case which is materially disproportionate to the benefit obtained by Secured Party (as reasonably determined by Secured Party). Grantor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party reasonably requests, all in reasonable detail and in form and substance reasonably satisfactory to Secured Party.

Article V

DEFAULT AND REMEDIES

5.1           Events of Default. The occurrence of any one or more of the following events shall be an event of default hereunder (each, an “Event of Default”):

(a)            Payments. Grantor fails to make any payment when due under the Funding Agreement.

(b)            Funding Agreement Default. An Event of Default under the Funding Agreement or any other document entered into in connection with the Funding Agreement.

(c)            Collateral Loss or Destruction. Any material loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not (i) used to replace or repair such damaged Collateral or (ii) remitted to Secured Party, in either case within thirty (30) days of the loss.

(d)            Collateral Sale, Lease or Encumbrance. Any sale, lease, license, or encumbrance of any Collateral not specifically permitted herein or under the Funding Agreement without the prior written consent of Secured Party.

(e)            Levy, Seizure or Attachment. The making of any levy, seizure, or attachment on or of Collateral which is not removed within fifteen (15) days.

(f)             Unauthorized Collection of Collateral. Any attempt, outside the ordinary course of business, to collect, cash in or otherwise recover deposits that constitute Collateral.

(g)            Unauthorized Termination. Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Agreement without the prior written consent of Secured Party, except for any termination specifically permitted under the Funding Agreement.

(h)            Impairment of Security. If any Lien granted hereunder shall terminate (except in accordance with its terms) or shall cease to be a first priority perfected security interest in favor of Secured Party (subject to the Permitted Encumbrances or other security interests or claims approved by Secured Party).

(i)              Insolvency. An Insolvency Event occurs with respect to Grantor.

Upon the occurrence of an Event of Default, the Allowed Bridge Claim Amount shall immediately be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Grantor.

5.2            Remedies.

(a)           Secured Party may, upon the occurrence and during the continuation of any Event of Default, exercise any or all of the following rights and remedies:

(i)               Those rights and remedies provided in this Security Agreement or the Funding Agreement; provided that this clause (i) shall not be construed to limit any rights or remedies available to Secured Party prior to or after an Event of Default.

(ii)              Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other Applicable Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) or in equity when a debtor is in default under a security agreement.

(iii)            Without notice except as specifically provided in Section 7.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as Secured Party may deem commercially reasonable. Secured Party shall be entitled to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(iv)             Instruct any Third Party purchaser of the Product in the Territory to make payments directly to Secured Party, transfer and register in its name or in the name of its nominee the whole or any part of the Collateral, exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Collateral as though Secured Party was the outright owner thereof.

(b)           Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)           Secured Party shall be entitled to exercise the power of attorney provided in Section 7.4 hereof to execute, and cause to be acknowledged and notarized, an assignment of the entire right, title, and interest of Grantor in and to the Intellectual Property included in the Collateral, and record said assignment with the applicable agency or registrar.

(d)           Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Grantor hereby expressly waives and releases. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim or modify any warranties of title or the like.

(e)            Until Secured Party is able to effect a sale, lease, or other disposition of Collateral, Secured Party shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(f)             Notwithstanding the foregoing, Secured Party shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

5.3            License. For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 5 or otherwise in connection with this Security Agreement, Grantor hereby grants to Secured Party an irrevocable, nonexclusive license exercisable after the occurrence and during the continuance of an Event of Default without payment or royalty or other compensation to Grantor to use, license or sublicense any Product IP Rights, including, such access as may be reasonably necessary to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof for the purpose of practicing the foregoing licenses.

5.4            Grantor’s Obligations Upon Event of Default. Upon the request of Secured Party after the occurrence and during the continuance of an Event of Default, Grantor will:

(a)            Assembly of Collateral. Assemble and make available to Secured Party the Collateral and all records relating thereto at any place or places specified by Secured Party.

(b)            Secured Party Access. Permit Secured Party and its representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay Grantor for such use and occupancy.

5.5            Proceeds. The proceeds of the Collateral shall be applied by Secured Party to payment of the Secured Obligations.

5.6           Costs and Expenses of Secured Party. Grantor hereby agrees to pay, on demand, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Secured Party after the occurrence and during the continuance of an Event of Default, including costs and expenses in connection with: (a) workout, negotiation, or restructuring of the Funding Agreement, (b) any case involving Grantor under Title 11 of the United States Code or any receivership, assignment for the benefit of creditors, or other reorganization, liquidation, or other insolvency case or proceeding or (c) enforcing any rights or remedies under this Security Agreement, the Funding Agreement or any other document entered into in connection with this Security Agreement or the Funding Agreement, all of which foregoing costs and expenses shall be additional Secured Obligations.

Article VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver of any term, condition or provision of this Security Agreement shall be valid unless evidenced in a writing signed by Secured Party. This Security Agreement, including any attachments or exhibits hereto, may be amended, modified, or supplemented only by a written amendment or agreement signed by Secured Party and Grantor. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Secured Party until the Termination Date.

Article VII

GENERAL PROVISIONS

7.1           Notice of Disposition of Collateral; Condition of Collateral. Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under Applicable Law, any notice made shall be deemed commercially reasonable if sent to Grantor, addressed as set forth in Article VIII, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix and state in the notice (if any) of such sale, and Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by Applicable Law, Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of Secured Party as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by Applicable Law) of any kind in connection with this Security Agreement or any Collateral. Grantor shall permit Secured Party and its representatives and agents, to inspect any of its Collateral or its books and financial records related thereto, to examine and make copies of its books of accounts and other financial records related to Collateral and to discuss matters pertaining to the Collateral with, and to be advised as to the same by, its officers at such reasonable times and intervals as Secured Party may designate. Grantor shall pay the expenses of Secured Party for all visits, inspections and examinations that are made while any Event of Default is continuing and otherwise with respect to one such annual visit, inspection and examination.

7.2           Limitation on Secured Party’s Duty with Respect to the Collateral upon Sale. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control; provided that Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or under its control if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Secured Party shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that Applicable Law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is commercially reasonable for Secured Party (i) to fail to incur expenses deemed significant by Secured Party to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by Secured Party would be commercially reasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to Grantor or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by Applicable Law in the absence of this Section 7.2.

7.3            Secured Party’s Performance of Grantor’s Obligations. Without having any obligation to do so, and following a reasonable opportunity for Grantor to perform such obligations, Secured Party may perform or pay any obligation which Grantor has agreed to perform or pay in this Security Agreement and Grantor shall promptly reimburse Secured Party on demand for any reasonable amounts paid by Secured Party pursuant to this Section 7.3. Grantor’s obligation to reimburse Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand. Nothing in this Section 7.3 shall be interpreted as excusing Grantor from the performance of or imposing any obligation on Secured Party to cure or perform, any covenants or other promises of Grantor with respect to any of its obligations under this Security Agreement.

7.4            Authorization for Secured Party to Take Certain Action. Grantor irrevocably authorizes Secured Party at any time and from time to time in the sole discretion of Secured Party and appoints Secured Party as its attorney in fact (i) to execute on behalf of Grantor as debtor and to file financing statements, including amendments thereto and/or continuations thereof, necessary or desirable in Secured Party’s sole discretion to perfect and to maintain the perfection and priority of Secured Party’s security interest in the Collateral, (ii) after the occurrence and during the continuance of an Event of Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment and/or continuation of a financing statement (which does not add new collateral or add a debtor) in such offices as Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Secured Party’s security interest in the Collateral, (iv) after the occurrence and during the continuance of an Event of Default, to apply the proceeds of any Collateral received by Secured Party to the Secured Obligations, (v) after the occurrence and during the continuance of an Event of Default, to contact, or direct Grantor to contact, all account debtors and other obligors on Accounts which constitute Collateral and instruct such account debtors and other obligors to make all payments directly to the Secured Party, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under the Funding Agreement) and (vii) after the occurrence and during the continuance of an Event of Default, to exercise all rights and remedies under Article V or otherwise under this Security Agreement and Grantor agrees to promptly reimburse Secured Party on demand for any reasonable payment made or any reasonable expense incurred by Secured Party in connection therewith; provided that (x) this authorization shall not relieve Grantor of any of its obligations under this Security Agreement or under the Funding Agreement and (y) nothing herein contained shall be construed as requiring or obligating Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

7.5           Specific Performance of Certain Covenants. Grantor acknowledges and agrees that a breach of the covenants contained in Section 5.3 hereof will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other obligations of Grantor contained in this Security Agreement, that the covenants of Grantor contained in Section 5.3 shall be specifically enforceable against Grantor.

7.6            Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.7            Indemnification. Grantor shall indemnify and hold Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) actually incurred by Secured Party (a) arising out of claims, suits, actions or demands, in each case brought by a Third Party, or any settlements or judgments arising therefrom, or (b) arising from the enforcement of this Security Agreement and the security interests hereby created, except claims, losses or liabilities resulting from Secured Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. With respect to any claim for indemnification under clause (a) of the preceding sentence, the provisions of Section 10.2 of the Funding Agreement shall be incorporated herein, mutatis mutandis. Any liability of Grantor to indemnify and hold Secured Party harmless pursuant to the preceding sentence shall be part of the Secured Obligations. Grantor’s obligations under this Section 7.7 shall survive termination of this Security Agreement.

7.8           Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of Grantor, Secured Party and their respective successors and assigns (including all persons who become party to this Security Agreement as a Grantor), except that Grantor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of Secured Party. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Secured Party.

7.9            Survival of Representations. All representations and warranties of Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.10          Headings. The title of and section headings in this Security Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.11          Termination. This Security Agreement shall continue in effect until the earlier of: (i) the termination of the Funding Agreement or (ii) the closing or consummation of a Qualifying Transaction (the “Termination Date”). Upon the Termination Date, Secured Party shall release Liens hereunder in accordance with Section 7.18 of this Security Agreement.

7.12          Entire Agreement. This Security Agreement embodies the entire agreement and understanding between Grantor and Secured Party relating to the Collateral and supersedes all prior agreements and understandings among Grantor and Secured Party relating to the Collateral.

7.13          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)            Governing Law. This Security Agreement shall be governed by and construed, interpreted, and enforced in accordance with the laws of New York, as applied to agreements executed and performed entirely in New York, without giving effect to the principles of conflicts of law thereof, other than Section 5-1401 of the New York General Obligations Law.

(b)            WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH OR RELATING TO THIS SECURITY AGREEMENT OR ANY AGREEMENT ENTERED INTO PURSUANT HERETO AND AGREES THAT ANY SUCH SUIT, ACTION, OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(c)             Equitable Relief and Expenses. Sections 11.4 and 11.5 of the Funding Agreement shall apply to this Security Agreement as if set out herein in full, mutatis mutandis. For the avoidance of doubt, the provisions of Section 11.3 of the Funding Agreement shall not apply to the exercise of any remedies that are available to Secured Party hereunder upon the occurrence and continuance of an Event of Default.

7.14          Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.15         Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

7.16         Security Interest Absolute. All rights of Secured Party hereunder, the grant of a security interest in the Collateral and all obligations of Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Funding Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Funding Agreement or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance (other than payment in full of the Secured Obligations (other than inchoate obligations)) that might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Secured Obligations or in respect of this Security Agreement.

7.17          Additional Grantors. Grantor agrees to provide prompt written notice to Secured Party of the formation or acquisition of any new subsidiary and such subsidiary shall be required to enter in this Security Agreement as a Grantor. Upon execution and delivery by Secured Party and any such new subsidiary of a Supplement to Security Agreement in the form of Exhibit I hereto, such subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

7.18          Release of Liens. Upon the termination of this Security Agreement in accordance with Section 7.11, Grantor shall automatically be released from its obligations under this Security Agreement, and the security interests in the Collateral created by this Security Agreement and the Funding Agreement shall be automatically released. In addition, upon any sale or other disposition by Grantor of any Collateral in a transaction that is not prohibited by the Funding Agreement (other than a disposition to another Grantor), the security interests in such Collateral created by this Security Agreement shall, upon written notice to Secured Party, be automatically released. In connection with any termination or release pursuant to this Section 7.18, Secured Party shall execute and deliver to Grantor all documents that Grantor shall reasonably request to evidence such termination or release.

Article VIII

NOTICES

8.1              Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 11.8 of the Funding Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and Secured Party have executed this Security Agreement as of the date first above written.

GRANTOR:

Aceragen, Inc.

By:	/s/ John Taylor
Name:	John Taylor
Title:	CEO

GRANTOR:

Aceragen GmbH

By:	/s/ John Taylor
Name:	John Taylor
Title:	CEO

GRANTOR:

Aceragen, LLC

By:	/s/ John Taylor
Name:	John Taylor
Title:	CEO

GRANTOR:

Arrevus, Inc.

By:	/s/ John Taylor
Name:	John Taylor
Title:	CEO

IN WITNESS WHEREOF, each Grantor and Secured Party have executed this Security Agreement as of the date first above written.

SECURED PARTY:

NovaQuest Co-Investment Fund XV, L.P.

By: NQ POF V GP, Ltd., its general partner

By:	/s/ John L. Bradley, Jr.
Name:	John L. Bradley, Jr.
Title:	Director